NUVEEN PREFERRED & INCOME OPPORTUNITIES FUND N-14 8C/A

Exhibit 11

June 9, 2025

Nuveen Preferred & Income Opportunities Fund

333 West Wacker Drive

Chicago, Illinois 60606

RE: Nuveen Preferred & Income Opportunities Fund

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Nuveen Preferred & Income Opportunities Fund, a Massachusetts business trust (the “Acquiring Fund”), in connection with the pre-effective amendment to the Acquiring Fund’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission (the “Commission”) on or about June 9, 2025 (the “Registration Statement”), with respect to the Acquiring Fund’s common shares of beneficial interest, $.01 par value per share (the “Acquiring Fund Shares”), to be issued in exchange for the common shares of beneficial interest of Nuveen Preferred Securities & Income Opportunities Fund, a Massachusetts business trust (the “Target Fund”), in connection with the merger of the Target Fund with and into JPI Merger Sub, LLC, a Massachusetts limited liability company and a subsidiary of the Acquiring Fund (the “Merger Sub”) as described in the Registration Statement (the “Merger”). You have requested that we deliver this opinion to you in connection with the Acquiring Fund’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)        a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Acquiring Fund;

(b)       a copy of the Acquiring Fund’s Amended and Restated Declaration of Trust, as filed with the office of the Secretary of the Commonwealth of Massachusetts on March 29, 2012, and the name change amendment thereto, as filed with the office of the Secretary of the Commonwealth of Massachusetts on September 28, 2017 (as so amended, the “Declaration”);

(c)       a copy of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series A Taxable Fund Preferred Shares and the Supplement attached as Appendix A thereto, Initially Designating the Variable Rate Demand Mode for the Series A Taxable Fund Preferred Shares, each as filed with the office of the Secretary of the Commonwealth of Massachusetts on August 17, 2022 (together, the “Series A TFP Statement”);

Morgan, Lewis & Bockius llp

One Federal Street
Boston, MA 02110-1726	+1.617.341.7700
United States	+1.617.341.7701

Nuveen Preferred & Income Opportunities Fund

June 9, 2025

(d)       a copy of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series B Taxable Fund Preferred Shares and the Supplement attached as Appendix A thereto, Initially Designating the Variable Rate Demand Mode for the Series B Taxable Fund Preferred Shares, each as filed with the office of the Secretary of the Commonwealth of Massachusetts on November 2, 2023 (together, the “Series B TFP Statement,” and together with the Series A TFP Statement, the “Preferred Statements”);

(e)       a certificate executed by the Secretary of the Acquiring Fund, certifying as to the Declaration, the Acquiring Fund’s By-Laws as currently in effect (the “By-Laws”), the Preferred Statements, certain resolutions adopted by the Acquiring Fund’s Board of Trustees at a meeting held on March 19, 2025 (the “Resolutions”) and to certain other matters;

(f)        a printer’s proof of the Registration Statement received on June 9, 2025; and

(g)        a copy of the Agreement and Plan of Merger to be entered into by the Acquiring Fund, the Target Fund and the Merger Sub providing for (a) the merger of the Target Fund with and into the Merger Sub pursuant to which Target Fund common shares of beneficial interest will be converted into Acquiring Fund Shares and (b) the dissolution, liquidation and termination of the Merger Sub, in the form included as Appendix A to the Joint Proxy Statement/Prospectus included in the draft Registration Statement referred to in subparagraph (f) above (the “Agreement and Plan”).

In such examination, we have assumed the genuineness of all signatures, including electronic signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed for the purposes of this opinion that (i) the Registration Statement, as filed with the Commission, will be in substantially the form of the draft referred to in subparagraph (f) above; (ii) the number of Acquiring Fund Shares to be issued will not exceed the amount of such Shares needed to consummate the Merger; (iii) the Acquiring Fund and the Target Fund will have taken all actions necessary under its charter and Massachusetts law to authorize the Merger, including the vote of its shareholders as set forth in the Registration Statement; (iv) the Merger Sub will have taken all actions necessary under its Certificate of Organization, Limited Liability Company Agreement and Massachusetts law to authorize the execution and delivery of the Agreement and Plan; (v) the Agreement and Plan will have been duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in subparagraph (g) above; (vi) the Target Fund and the Merger Sub will have made any filings required under applicable state law in connection with its Merger; (vii) any other consents or approvals required for a completed Merger will have been received; (viii) the Declaration, the By-Laws, the Resolutions, and the Agreement and Plan will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Acquiring Fund Shares; (ix) any other conditions, consents or approvals required for a completed Merger will have been met or received; and (x) there will not have been any changes in applicable law or any other facts or circumstances relating to the Mergers as of the date of the issuance of such Acquiring Fund Shares.

Nuveen Preferred & Income Opportunities Fund

June 9, 2025

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law which any tribunal may apply. In addition, to the extent that the Acquiring Fund’s Declaration, By-Laws or Preferred Statements refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “Act”), or any other law or regulation applicable to the Acquiring Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Acquiring Fund with such Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that the Acquiring Fund Shares, when issued and sold in accordance with the Resolutions and for the consideration described in the Agreement and Plan, will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Acquiring Fund may under certain circumstances be held personally liable for its obligations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the combined Joint Proxy Statement/Prospectus included in the Registration Statement and to the use of our name and reference to our firm in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP
MORGAN, LEWIS & BOCKIUS LLP